EXHIBIT 5.1

                             RANDALL J. PERRY, ESQ.

                                 Attorney at Law

                         44 Union Avenue * P.O. Box 108

                          Rutherford, New Jersey 07070

Telephone (201) 939-7200                             Telefax: (201) 939-7348

                                November 19, 1999

Synergy Brands Inc
40 Underhill Blvd.
Syosset, NY 11791

Gentlemen:

     We have acted as legal counsel to Synergy Brands Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement') filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to 2,300,000 shares of the Company's common stock $.001 par value per share (the "Shares"), offered pursuant to the provisions of the Company's 1994 Services and Consulting Compensation Plan, as amended (the "Plan").

     In connection with this opinion, we have examined the Company's Certificate of Incorporation; the Company's By-laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; the Company's 1994 Services and Consulting Compensation Plan, as amended; an executed copy of such Registration Statement, and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us in order to deliver the within opinion.

     In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

     On the basis of the foregoing, and solely in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when issued, for consideration received by the Company for shares granted or to be granted pursuant to the Plan in accordance with the terms thereof, or upon the exercise of, and payment of the exercise price as provided in, stock options granted or to be granted pursuant to the Plan in accordance with the terms thereof, the Shares will be validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ RANDALL J. PERRY

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                                         RANDALL J. PERRY

RJP:lv

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